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KNOW ALL MEN THESE PRESENTS, that the person whose signature appears below constitutes and appoints Vincent T. Pica II his/her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                                   TITLE

         /s/ Robert Troiano                          Treasurer

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         Robert Troiano